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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2016

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

3901 Stonecroft Boulevard
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05.  Costs Associated with Exit or Disposal Activities
As part of Intersections Inc.'s (the "Company") on-going plan to streamline operations, on January 11, 2016, the Company's management terminated certain employees under an ongoing benefit arrangement, in which it will record a charge in the fourth quarter of 2015 of approximately $2.9 million, before income taxes, principally related to employee separation-related expenses.  The Company expects the cash expenditures related to these expenses to be made over the next twelve months.
Forward-Looking Statements
Statements in this Current Report on Form 8-K relating to future plans, results, performance, expectations, achievements and the like are considered "forward-looking statements."  Those forward-looking statements involve known and unknown risks and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including the impact of the regulatory environment on our business and our ability to execute our business strategy.  Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company's filings with the SEC, as well as the risk that the Company will not successfully implement the plan of termination, the risk that the implementation of the new plan will be delayed, including as a result of labor and employment laws, rules and regulations, the risk that the plan will not result in the anticipated charges, expenditures, benefits or cost savings, and the risk that the new plan will negatively impact the Company's ability to successfully operate its business or retain its key employees.  The Company undertakes no obligation to revise or update any forward-looking statements unless required by applicable law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:  January 11, 2016
INTERSECTIONS INC.

By:	/s/ Ronald L. Barden
Name: Ronald L. Barden
Title: Chief Financial Officer